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                                                                  Exhibit 99.405

     FORWARD MARKETS AND SELF-PROVISION OF ANCILLARY SERVICES WITHIN THE PX

INTRODUCTION

The PX can extend its Block Forward Markets to allow the trading of Ancillary Services. The parties to the forward market trades can schedule them as self-provided Ancillary Service schedules through the PX. The PX would allow trading of Regulation Up, Regulation Down, Spinning Reserves, Nonspinning Reserves and Replacement Reserves.


OVERVIEW OF BLOCK FORWARD A/S MARKET

The PX will run Block Forward Markets for the five Ancillary Services listed above in two zones: NP15 and SP15. The A/S trades arranged in the block forward markets will be physically scheduled as self-provision by the parties to the trade, and the PX will make provision for its participants to schedule A/S self-provision through the PX. To simplify the process of settling self-provision schedules, the PX will only allow self-provision schedules to be entered in the day-ahead time frame.


OVERVIEW OF SELF-PROVISION

The PX will provide its participants with the ability to self-provide their A/S requirements. On the surface, the problem seems simple; however, there are several complications. These include the following:

i. ISO treats self-provision within the PX as providing for the whole of the PX's A/S requirements. ISO does not match self-provision by owners of specific supplies to the requirements by demands of those owners.

ii. PX participants could conceivably self-provide more A/S capacity than the ISO determines that they need. In such a case, ISO may pay the PX for the over self-provision provided that ISO can use the excess capacity to meet the A/S needs that arise from other SCs. The PX should allocate these revenues to the PX participants who over self-supplied the A/S capacity.

iii. Similarly, if one PX participant over self-provides, the ISO may use its excess to reduce the A/S capacity that ISO procures to meet the requirements of other PX participants who do not self-provide. To treat over self-provision that ISO uses to meet PX requirements equivalently to over self-provision that ISO uses to meet the A/S requirements of other SCs, the PX participants who over self-provide to the benefit of other PX participants should be compensated.

iv. ISO's forecast of loads may exceed metered loads. As a result, ISO may procure too much A/S capacity. ISO will allocate the cost of its over-procurement based on metered loads. Self-provision does not shield an SC from paying for its share of the over-procurement. Consequently, self-provision within the PX should not shield a PX participant from paying for its share of the cost of ISO's over-procurement of A/S capacity.

v. One PX participant may wish to may provide A/S to meet the requirements of another PX participant as "self-provision." Tracking and validating such trades within the PX would be difficult and increase the software cost and development time.


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Because of these issues, we will use a financial mechanism to enable self-provision of A/S within the PX. We will only require that a provider of A/S specify that the A/S schedule it is submitting is part of a self-provision deal. The PX participant that is being served will not be identified.

The party self-providing the A/S will be paid the weighted average of ISO's day-ahead and hour-ahead prices for the A/S capacity that it self-provides and which the ISO can use to reduce its procurement of A/S capacity. The party who is being served by the A/S self-provision will be charged at that same weighted average price.

If the party scheduling self-provision of A/S in the day-ahead is part of a trade arranged in the BFM, the PX will settle the BFM trade for the two parties to as a CFD around the ISO weighted average price for the corresponding A/S.

SETTLEMENTS

Suppose that a trade is arranged in the BFM for Ancillary Service A in zone Z. The Seller sells Q[A,Z](BFM) and the buyer purchases Q[A,Z](BFM) at price P[A,Z](BFM). The ISO determines that the seller physically delivers S[A,Z](ISO) in zone Z. The ISO determines that the buyer has a requirement of R[A,Z](ISO) in zone Z. The ISO weighted average price is P[A,Z](ISO).

For its physical delivery, the PX will pay the seller S[A,Z](ISO) * P[A,Z](ISO). For its actual use of A/S, the PX will charge the buyer R[A,Z](ISO) * P[A,Z](ISO).

For the BFM, the PX will pay the seller Q[A,Z](BFM) * (P[A,Z](BFM) - P[A,Z](ISO)). The PX will charge the buyer Q[A,Z](BFM) * (P[A,Z](BFM) - P[A,Z](ISO)).

The total payment to the seller is Q[A,Z](BFM) * P[A,Z](BFM) + (S[A,Z](ISO) - Q[A,Z](BFM)) * P[A,Z](ISO). That is, the seller receives the BFM price for its commitment in the BFM market. For any supply in excess of the BFM quantity, it receives the ISO weighted average price. It pays the ISO weighted average price for any shortfall from its the BFM quantity.

The total payment by the buyer is Q[A,Z](BFM) * P[A,Z](BFM) + (R[A,Z](ISO) - Q[A,Z](BFM)) * P[A,Z](ISO). That is, the buyer pays the BFM price for its purchase in the BFM market. For any requirement in excess of the BFM quantity, it pays the ISO weighted average price. It receives the ISO weighted average price for any amount by which its the BFM quantity exceeds its requirement.

TREATING INTER-SC TRADES

Suppose that a BFM trade was arranged in the NP15 (SP15) market. If the party supplying the A/S capacity wants to deliver the physical product via self-provision in the PX, the party must schedule the resources providing the self-provision capacity in NP15 (SP15). If a party wants to use resources outside NP15 (SP15) to provide the required A/S, the party has two choices:


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1.    The party can schedule the resources outside NP15 (SP15) and schedule ETCs to bring the capacity into NP15 (SP15) - this option will only be available once the PX provides for scheduling ETCs.

2. The party can schedule the as self-provision to the PX as an inter-SC trade into the PX.

If the second option is selected, ISO will move a corresponding part of the PX requirement from the PX in NP15 (SP15) to the supplying SC. As such, the PX can view the self-provision as deemed delivered. If the SC is unable to deliver the capacity due to transmission limitations, ISO will procure replacement A/S capacity and bill the SC who was to provide the A/S to the PX via inter-SC trade.

The PX can settle the self-provision schedules as above.

In this document, we will not consider the crediting of firm imports by a PX participant against metered load of that same participant.

EXAMPLE 1: FINANCIAL SELF-PROVISION IN DAY-AHEAD TIME FRAME ONLY

To start, we will consider a simple example in which only one self-provision deal is made. It is for Spinning Reserves and made in the day-ahead time frame.

PX Participant A agrees to sell 600 MW of Spinning Reserves in hour 1 in NP15 to Participant B for which B @ $5/MW in the PX NP15 BFM.

When it comes time to schedule resources to meet the BFM trade, A informs the PX that it is scheduling several of its resources to provide the 600 MW of Spinning Reserves, say each of generators G(1)[A], G(2)[A] and G(3)[A] to provide 200 MW of self-provided Spinning Reserves capacity in hour 1. The PX flags the spinning-reserve "bids" from these generators as self-provision when it sends the A/S schedules and bids to ISO in the day-ahead time frame. We will assume that these are the only PX schedules for self-provided Spinning Reserves in hour 1.

ISO will inform the PX of its effective level of self-provision of A/S in hour
1. In this case, we will assume that ISO determines that it can use the entire 600 MW of self-provision.

In settlements, ISO will inform the PX of the quantity of Spinning Reserve capacity that it procured to serve the PX and the cost. Let's assume that in hour 1, ISO allocates 800 MW of the Spinning Reserve capacity that it bought in its day-ahead and hour-ahead markets to the PX at a total cost of $4,800. The ISO's weighted average price for Spinning Reserve capacity in hour 1 is $6/MW.

Assume that there are two PX participants scheduling loads:

-     Participant B has a metered load of 10,000 MWh in hour 1

-     Participant C also has a metered load of 10,000 MWh in hour 1.


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The PX will pay A $6/MW for its 600 MW of self-provided Spinning Reserve capacity or $3,600. The PX will allocate the total cost of Spinning Reserve capacity to the loads based on their metered values:

-     B is charged ($4,800 + $3,600)x(10,000MWh/(10,000MWh + 10,000MWh)) =
      $4,200.

-     C is charged ($4,800 + $3,600)x(10,000MWh/(10,000MWh + 10,000MWh)) =
      $4,200.

The PX then settles the BFM trade between A and B as a CFD. A pays B 600 MW x ($6/MW - $5/MW) = $600.

The net result is:

-     B pays $3,600 for Spinning Reserves in hour 1

-     C pays $4,200 for Spinning Reserves in hour 1

-     A receives $3,000 for Spinning Reserves in hour 1

The net result is the same as if the PX had tracked the trades and accounted for them physically. In the example, the ISO procured 800 MW of Spinning Reserves for the PX and the PX self-provided an effective 600 MW. This means that ISO had determined the PX was responsible for 1,400 MW of Spinning Reserve capacity in hour 1. The PX could allocate the MW to the loads:

-     B responsible for 1,400 MW x (10,000MWh/(10,000MWh + 10,000MWh)) = 700 MW.

-     C responsible for 1,400 MW x (10,000MWh/(10,000MWh + 10,000MWh)) = 700 MW.

B had A self-provide 500 MW of Spinning Reserves to meet its BFM commitment. This means that the ISO procured capacity is allocated as follows:

-     B responsible for 700 MW - 600 MW = 100 MW.

-     C responsible for 700 MW.

The PX participants pay the weighted average price for this capacity:

-     B pays 100 MW x $6/MW = $600.

-     B pays 700 MW x $6/MW = $4,200.

B pays A their agreed price of $5/MW for the 600 MW of BFM trade or $3,000.

The net result is

-     B pays $3,600 for Spinning Reserves in hour 1

-     C pays $4,200 for Spinning Reserves in hour 1

-     A receives $3,000 for Spinning Reserves in hour 1

This is exactly the same as the financial settlement.


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